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                                                                EXHIBIT 10.(b)



                             AMENDMENT TO AGREEMENT


         THIS AMENDMENT TO AGREEMENT, dated as of August 1, 1999, amends the Agreement dated January 30, 1998 (the "Agreement") made by and between Florida Progress Corporation, having its principal offices at One Progress Plaza, St. Petersburg, Florida 33701 (the "Corporation"), and Richard Korpan, residing at 4993 Turtle Creek Trail, Oldsmar, Florida (the "Executive") for the purpose of replacing Section 6.1(c) thereof in its entirety.

         NOW THEREFORE, in consideration of the premises and the mutual covenants contained in the Agreement, the Corporation and the Executive hereby agree that the following language shall replace Section 6.1(c) in its entirety:

         6.1(c) LTIP. Performance shares granted to the Executive under the LTIP for performance cycles commencing after a Change in Control has occurred and remaining uncompleted will be deemed earned as of the Date of Termination to the extent of two hundred percent (200%) of target under each award agreement, and the value of each such award will be paid out to the Executive in a lump-sum cash payment.

         Performance shares granted to the Executive under the LTIP for performance cycles which commenced after a Change in Control occurred and were completed before the Date of Termination will be paid out to the extent earned, and the value of such award will be paid out in a lump-sum cash payment.

         If any of the Executive's LTIP award agreements were paid out as a result of the occurrence of a Change in Control at less than 200% of target, then the difference between (i) 200% of the target value of the award earned thereunder and (ii) the award that was paid out as a result of the occurrence of the Change in Control, shall be paid out to the Executive and the value of such difference (calculated as of the same date that the Change in Control payout was calculated) will be paid out to the Executive in a lump-sum cash payment.

         All other provisions of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Agreement to be executed as of the date first above written.

                                     FLORIDA PROGRESS CORPORATION


                                     By: /s/ William G. Kelley
                                       ----------------------------------------
                                             William G. Kelley, Vice President


                                         /s/ Richard Korpan
                                       ----------------------------------------
                                             Executive